Exhibit 99.1 WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 FOR IMMEDIATE RELEASE Investor Relations Contact: Dominic C. Canuso (302) 571-6833 March 5, 2019 dcanuso@wsfsbank.com Media Contact: Jimmy A. Hernandez (302) 571-5254 jhernandez@wsfsbank.com WSFS Financial Corporation Welcomes Three New Board Members Following WSFS’ successful acquisition of Beneficial Bank, Gerard P. Cuddy, Karen Dougherty Buchholz and Michael J. Donahue join the WSFS Board, including Mr. Cuddy as Vice Chairman of WSFS Bank. WILMINGTON, Del. – Gerard P. Cuddy, Karen Dougherty Buchholz and Michael J. Donahue have joined the Boards of Directors of WSFS Financial Corporation (Nasdaq: WSFS) (“WSFS”) and its primary subsidiary, WSFS Bank, following WSFS’ successful acquisition of Beneficial Bancorp, Inc. and its primary subsidiary, Beneficial Bank. The three executives join the WSFS Boards in accordance with the acquisition agreement between WSFS and Beneficial that was consummated on Friday, March 1, 2019. “One of the many advantages we immediately gain from combining WSFS and Beneficial is the wealth of banking, leadership, operations and administrative experience of our new Board members from Beneficial,” said Mark A. Turner, Executive Chairman of the Boards of Directors for WSFS and WSFS Bank. “I join our Board and all of our WSFS Associates in welcoming Gerry, Karen and Mike to the WSFS family. Their leadership and long-time experience in our market will be resources upon which our Board will rely as we create the largest, premier, longest-standing community bank for the Greater Delaware Valley.” Mr. Cuddy was President and CEO of Beneficial Bank from 2006 to 2019, and has more than 30 years of experience and local market knowledge. During his tenure, he led Beneficial’s conversion from a mutual savings fund to a public-traded company, and he engineered several successful mergers and acquisitions. He holds a B.A. in Economics from Villanova University and earned his Master of Business Administration from St. Joseph’s University. In addition to joining the WSFS Board, Mr. Cuddy has been named Vice Chairman of WSFS Bank. Ms. Buchholz is Senior Vice President, Administration of the Comcast Corporation, one of the nation's leading providers of entertainment, information and communications products and services. She has a wide array of corporate development responsibilities, including corporate real estate, facilities, aviation, diversity, political affairs, corporate services, business continuity, travel, security and sustainability. She serves on the boards of many civic and charitable organizations, including: Drexel University, Women in Cable Telecommunications, the United Way of Greater Philadelphia and Southern New Jersey, Chair of the Board of Governors of the Pyramid Club, and University of Pennsylvania’s Trustees’ Council of Penn Women. She has served on Beneficial’s Board since 2009.

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 Mr. Donahue is a business advisor, board director, and investor with technology, media, and industrial companies. He presently serves as an independent director of the privately held firms Mobiquity and SiteSpect. He spent 21 years in leadership roles at KPMG LLP, most recently as Chief Operating Officer of the firm's KPMG Consulting business unit. In that role, he managed the consulting unit’s initial public offering process then led a global expansion program, completing 34 mergers and acquisitions that added $1.1 billion of annual revenue. He was appointed to Beneficial’s board in 2015. About WSFS Financial Corporation WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-managed bank and trust company headquartered in Delaware and the Delaware Valley. As of December 31, 2018, WSFS Financial Corporation had $7.2 billion in assets on its balance sheet and $19.0 billion in assets under management and administration. WSFS operates from 76 offices located in Delaware (45), Pennsylvania (29), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Wealth Investments, Cypress Capital Management, LLC, West Capital Management, Powdermill Financial Solutions, Cash Connect®, WSFS Mortgage and Arrow Land Transfer. Serving the Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit wsfsbank.com. ###